SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 1, 1996

                  Mako Marine International, Inc.
     (Exact name of registrant as specified in its charter)

          Florida                       33-94168          65-0501535
     (State or other jurisdiction     (Commission       (IRS Employer
        or incorporation)             File Number)     Identification No.)

             4355 N.W. 128th Street, Miami, Florida                  33054
       (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code     (305) 685-6591

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Item 5.  Other Events.

     On July 1, 1996, Douglas W. Baena, Chairman and Chief Executive Officer of Mako Marine International, Inc. (the "Company"), was elected by the Company's Board of directors to the additional post of President of the Company. He succeeds Joseph J. Messina who has resigned the positions of President and Chief Operating Officer. Mr. Messina will continue as a member of the Company's Board of Directors and as a consultant.

     Hugh L. Russ, Vice President and Secretary of the Company, was elected to succeed Messina in the position of Chief Operating Officer.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MAKO MARINE INTERNATIONAL, INC.


Date:  July 19, 1996                   By:/s/ Douglas W. Baena
                                             Douglas W. Baena
                                             President